SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       NATIONAL R.V. HOLDINGS, INC.
         ----------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


         ----------------------------------------------------------
               (Name of Person(s) Filing Proxy Statement
                    if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):
----------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

----------------------------------------------------------------

5) Total fee paid:

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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

-------------------------------------------------

2) Form, Schedule or Registration Statement No.:

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3) Filing Party:

-------------------------------------------------

4) Date Filed:

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



                          NATIONAL R.V. HOLDINGS, INC.
                            3411 N. Perris Boulevard
                            Perris, California 92571


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           to be held on June 3, 2002


                  The Board of Directors of National R.V. Holdings, Inc., a Delaware corporation (the "Company"), hereby gives notice that the 2002 Annual Meeting of Stockholders of the Company will be held on Monday, June 3, 2002, at 9:00 a.m., Pacific Standard Time, at the Company's headquarters located at 3411
N. Perris Boulevard, Perris, California 92571 for the following purposes:

         1. To elect two persons to serve on the Company's Board of Directors as Class I Directors until the 2005 Annual Meeting of Stockholders or until their successors are duly elected and qualified as provided in the Company's By-laws.

         2. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP, as the Company's independent public accountants for the fiscal year ending December 31, 2002.

         3. To transact such other and further business as may p roperly come before the meeting or any adjournment(s) thereof.

                  Stockholders of record at the close of business on April 15, 2002 are entitled to notice of and to vote at the meeting. If you attend the meeting you may vote in person if you wish, even though you have previously returned your proxy. A copy of the Company's Proxy Statement is enclosed herewith.

                                      By Order of The Board of Directors



                                      Stephen M. Davis, Secretary
April 30, 2002

                          NATIONAL R.V. HOLDINGS, INC.
                            3411 N. PERRIS BOULEVARD
                            PERRIS, CALIFORNIA 92571

                                 PROXY STATEMENT

                    ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                 ON JUNE 3, 2002

                  This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are being furnished in connection with the solicitation by the Board of Directors of National R.V. Holdings, Inc., a Delaware corporation (the "Company"), of proxies for use at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Monday, June 3, 2002, at 9:00 a.m., Pacific Standard Time, at the Company's headquarters located at 3411 N. Perris Boulevard, Perris, California 92571, and at any adjournments thereof. This Proxy Statement and the enclosed proxy are first being sent to stockholders on or about April 30, 2002.

                  The close of business on April 15, 2002 has been selected as the record date (the "Record Date") for determining the holders of outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"), entitled to receive notice of and vote at the Annual Meeting. On the Record Date, there were approximately 9,720,155 shares of Common Stock outstanding and approximately 79 holders of record. Holders of Common Stock are entitled to one vote per share.

                  The presence in person or by properly executed proxy of the record holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Elections of directors will be determined by a plurality of vote of all shares present in person or by properly executed proxy and voting at the Annual Meeting. The affirmative vote of the record holders of a majority of the Common Stock present in person or by proxy at the Annual Meeting and voting is required to ratify the selection of the independent public accountants.

                  Unless proxies have been previously revoked, all shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the directions given on such proxies. Any person giving a proxy has the power to revoke it, in writing delivered to the Secretary of the Company at the address given above, at any time prior to its exercise. If no direction is given, a properly executed proxy will be voted FOR the election of the persons named under "Election of Directors," and FOR the ratification of the selection of PricewaterhouseCoopers LLP, as the Company's independent public accountants. The Board of Directors does not anticipate that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named in the proxy will have discretion, to the extent allowed by Delaware law, to vote in accordance with their own judgment on such matters.

                              ELECTION OF DIRECTORS

ITEM 1 -- ELECTION OF DIRECTORS

                  The Company's Board of Directors consists of seven members and is divided into three classes of directors serving three-year terms. One class of directors is elected by stockholders at each annual meeting to serve until the third annual meeting following such annual meeting or until their successors are elected and qualified. At the Annual Meeting, stockholders will elect two Class I Directors to serve until the Annual Meeting of Stockholders to be held in 2005 and until their successors are elected and qualified.

Nominees for Class I Director

                  Bradley C. Albrechtsen and Wayne M. Mertes, incumbent Class I Directors, have been nominated by management for reelection to the Board of Directors as Class I Directors at the Annual Meeting and have consented to serve as such, if elected. Certain information regarding these nominees is set forth below in the section entitled "Management of the Company -- Executive Officers and Directors."

Vote Required

                  The affirmative vote of the record holders of a plurality of the Common Stock present in person or by proxy at the Annual Meeting and voting is required to elect Directors. The enclosed proxy provides a means for stockholders to vote for the election of the nominees or to withhold authority to vote for such nominees. Abstentions with respect to the election of the nominees for Class I Directors will have the same effect as a withheld vote and broker non-votes will have no effect on the election of Directors.

                  It is the intention of the persons in the enclosed proxy to vote FOR the election of Bradley C. Albrechtsen and Wayne M. Mertes to serve as Class I Directors of the Company. Messrs. Albrechtsen and Mertes, who currently serve as Directors, have consented to be named in this Proxy Statement and to continue to serve if elected. Management does not contemplate or foresee that the nominees will be unable or unwilling to serve or be otherwise unavailable for election.

Board Recommendation

                  The Board of Directors recommends that stockholders vote FOR the election of the nominees for Class I Directors set forth above.

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

ITEM 2 -- RATIFICATION OF APPOINTMENT OF
          INDEPENDENT PUBLIC ACCOUNTANTS

                  The Board of Directors has selected the firm of PricewaterhouseCoopers LLP, as the Company's independent public accountants for the fiscal year ending December 31, 2002. Although the selection of auditors does not require ratification, the Board has directed that the appointment of PricewaterhouseCoopers LLP be submitted to stockholders for ratification because management believes this matter is of such significance as to warrant stockholder participation. The Company expects representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting in person or by telephone conference to respond to appropriate stockholder questions, and they will be given the opportunity to address the stockholders, if they so desire. In addition to audit services, PricewaterhouseCoopers LLP also provided certain non-audit services to the Company in 2001. The Audit Committee has considered whether the provision of these additional services is compatible with maintaining the independence of PricewaterhouseCoopers LLP. The following table sets forth the fees incurred by the Company for the services of PricewaterhouseCoopers LLP in 2001.

                    Financial Information Systems
 Audit Fees         Design and Implementation Fees        All Other Fees

  $122,000                    $0                             $5,000



Vote Required

                  The affirmative vote of the record holders of a majority of the Common Stock present in person or by proxy at the Annual Meeting and voting is required to ratify the selection of the independent public accountants. Abstentions and broker non-votes will have no effect on the vote for the ratification of the selection of the independent public accountants.

Board Recommendation

                  The Board of Directors recommends that stockholders vote FOR ratification of the selection of PricewaterhouseCoopers LLP, as the Company's independent public accountants for the fiscal year ending December 31, 2002.

                            MANAGEMENT OF THE COMPANY

                  The executive officers and directors of the Company are as follows:

Name                         Age          Position

Doy B. Henley                72           Chairman of the Board(1)(2)
Bradley C. Albrechtsen       39           President, Chief Executive Officer and
                                          Director
Stephen M. Davis             48           Director and Secretary(2)
Neil H. Koffler              35           Director(1)
Robert B. Lee                63           Director
Greg McCaffery               49           Director(1)(2)
Wayne M. Mertes              65           Director
Mark D. Andersen             43           Chief  Financial  Officer,  Treasurer
                                          and  Assistant Secretary

---------------------

(1)      Member of the Audit Committee.
(2)      Member of the Compensation Committee.


Executive Officers and Directors

     DOY B. HENLEY. Mr. Henley has served as Chairman of the Board since September 2001 and has been a director of the Company since February 1998. Mr. Henley is a Class III director whose term expires in 2003. Mr. Henley is chief executive officer of Bruce Properties, a private real estate management company. Mr. Henley was a founder and, from 1966 to 1997, had been the Chairman and Chief Executive Officer of Aeromil Engineering Company, a computer-automated manufacturing firm engaged in the production of complex machined titanium track systems and structural components for the aerospace industry.

     BRADLEY C. ALBRECHTSEN. Mr. Albrechtsen has been President, Chief Executive Officer and a director since September 2001, Chief Financial Officer and Treasurer of the Company from April 1999 to September 2001 and Assistant Secretary from January 1999 to September 2001. Mr. Albrechtsen served as the Company's Controller from 1993 through April 1999 and as Assistant Controller prior to 1993. Mr. Albrechtsen is a Class I director whose term expires at the Annual Meeting. See "Election of Directors - Nominees for Class I Director." Mr. Albrechtsen is a certified public accountant with six years of public accounting experience, including three years at Arthur Young & Co. (the predecessor of Ernst & Young).

     STEPHEN M. DAVIS. Mr. Davis has been a director and Secretary of the Company since August 1993 and Assistant Secretary and Assistant Treasurer from May 1989 to August 1993. Mr. Davis is a Class II director whose term expires in 2004. For more than the last five years, Mr. Davis has been a shareholder of the law firm Heller Ehrman White & McAuliffe LLP and a partner in its predecessor firm.

     NEIL H. KOFFLER. Mr. Koffler has been a director of the Company since August 1993. He is a Class III director whose term expires in 2003. Since June 1989, Mr. Koffler has been a member or executive officer of SC Fundamental LLC, a New York-based investment management firm, and its predecessors.

     ROBERT B. LEE. Mr. Lee has been a director of the Company since November 1996, President and Chief Operating Officer from April 2001 to September 2001 and co-Chief Executive Officer from March 2001 to April 2001. Mr. Lee is a Class II director whose term expires in 2004. Mr. Lee founded the Company's Country Coach, Inc. subsidiary ("CCI") in 1973 and served as Chairman and Chief Executive Officer of CCI from 1973 to July 2000. Mr. Lee served as a consultant to the Company from September 2001 to December 31, 2001, and also served in that role from July 2000 to March 2001.

     GREG McCAFFERY. Mr. McCaffery has been a director of the Company since February 1998. Mr. McCaffery is a Class II director whose term expires in 2004. Mr. McCaffery is a founder and president of, and since 1984 has operated, McCaffery Homebuilders, a builder of custom homes located in Orange Country, California.

     WAYNE M. MERTES. Mr. Mertes has been a director of the Company since October 1991, Chief Executive Officer from August 1993 to March 2001, President from August 1993 to April 2001 and co-Chief Executive Officer from March 2001 to April 2001. From April 2001 to September 2001, Mr. Mertes was President and Chief Executive Officer of National R.V., Inc., the Company's wholly-owned operating subsidiary ("NRV"). Mr. Mertes is a Class I director whose term expires at the Annual Meeting. See "Election of Directors - Nominees for Class I Director." Mr. Mertes co-founded the predecessor of NRV in 1964 under the name Dolphin Trailer Company and continuously served as an executive officer of such predecessor and, subsequently, NRV since such time through July 1999 and from April 2001 to September 2001. From September 2001 to December 31, 2001, Mr. Mertes served as a consultant to the Company.

     MARK D. ANDERSEN. Mr. Andersen has been Chief Financial Officer, Treasurer and Secretary of the Company since October 2001. Mr. Andersen served as Senior Vice-President and Controller of CCI from November 2000 to October 2001 and as Controller of CCI from February 1992 to November 2000. Mr. Andersen is a certified public accountant.

Board of Directors and Committees

                  Pursuant to the Company's Bylaws, the Company's Board of Directors is divided into three classes of Directors serving three-year terms. One class of directors is elected by stockholders at each annual meeting to serve until the third annual meeting following such annual meeting or until their successors are elected and qualified. In the case of a vacancy, a director will be appointed by a majority of the remaining directors then in office to serve the remainder of the term left vacant. Outside directors (directors excluding Messrs. Albrechtsen, Lee and Mertes) receive an annual director retainer of $15,000 and an in-person per meeting fee of $500. Messrs. Albrechtsen, Lee and Mertes do not receive any additional compensation for acting as directors. Directors are also entitled to receive reimbursement for traveling costs and other out-of-pocket expenses incurred in attending Board meetings. During the year ended December 31, 2001, the Board of Directors held ten meetings. All incumbent directors attended at least 90% of those meetings and of its committees of which they were members that were held while they were serving on the Board or such committee.

                  The Board of Directors has established an Audit Committee, currently consisting of Messrs. Koffler, Henley and McCaffery. The Audit Committee reviews the performance of the independent accountants as auditors for the Company, discusses and reviews the scope of the prospective annual audit and reviews the results with the auditors. The Audit Committee held two formal meetings during the year ended December 31, 2001, though Mr. Koffler, as Chairman of the Audit Committee, reported to the other committee members from time to time during 2001 following his quarterly review and discussion of the Company's quarterly financial statements with the Company's independent public accountants. The Company also has a Compensation Committee, consisting of Messrs. Davis, Henley and McCaffery, which reviews and makes recommendations to the Board regarding salaries, compensation and benefits of executive officers and key employees of the Company, including the granting of stock options. The Compensation Committee held five meetings during the year ended December 31, 2001. The Company does not have a standing nominating committee.

                  Pursuant to the Company's Bylaws, officers of the Company hold office until the first meeting of directors following the next annual meeting of stockholders and until their successors are chosen and qualified. It is anticipated that immediately following the Annual Meeting, the Board of Directors elected at the Annual Meeting will hold the 2002 Annual Meeting of the Board of Directors. At such meeting, it is anticipated that the current officers of the Company will be re-elected to serve in the capacities set forth above until the next Annual Meeting of the Board of Directors or until their respective successors are duly elected and qualified.

Section 16(a) Beneficial Ownership Reporting Compliance

                  Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that during the year ended December 31, 2001, all filing requirements applicable to its officers and directors were complied with by such individuals, except that a Form 3 was inadvertently filed late for Mark
D. Andersen

Compensation of Executive Officers

                  The following table sets forth all compensation awarded to, earned by or paid to each of the Company's current or former executive officers named below (the "Named Individuals") for the Company's fiscal periods as specified below:





                                                                                              Long Term          All Other
                                                          Annual Compensation               Compensation        Compensation

                                               -----------------------------------------  ---------------      ---------------


          Name and            Year Ended                                  Other Annual
     Principal Position       December 31,      Salary        Bonus      Compensation(1)    Options/SARs

Bradley C. Albrechtsen        2001              $142,000       ---             ---             15,000              ---
President and Chief           2000              $130,000     $52,650           ---             14,000              ---
Executive Officer (2)         1999              $104,000     $31,000           ---             15,000              ---


Mark D. Andersen (3)          2001               $99,572       ---             ---             12,250              ---
Chief Financial Officer

Wayne M. Mertes               2001              $283,400        ---             ---               ---               ---
Former President and Chief    2000              $283,400    $207,000           ---             48,000              ---
Executive Officer (4)         1999              $260,000    $230,000           ---             50,000              ---

Robert B. Lee                 2001              $210,000       ---             ---             15,000              ---
Former President and Chief    2000              $210,000       ---             ---             20,000              ---
Operating Officer (5)         1999              $200,000     $60,000           ---               ---               ---

Gary N. Siegler               2001              $175,260       ---             ---             30,000              ---
Former Chairman and Chief     2000              $198,380    $144,900           ---             33,600              ---
Executive Officer (6)         1999              $156,000    $161,000           ---             35,000              ---

----------------------

(1) The aggregate amount of all perquisites and other personal benefits paid to each Named Individual is not greater than either $50,000 or 10% of the total of the annual salary and bonus reported for either such executive.

(2)  Mr. Albrechtsen was appointed President and Chief Executive Officer in
     September 2001 and was Chief Financial Officer from April 1999 to September
     2001.

(3)  Mr. Andersen was appointed Chief Financial Officer in October 2001, and was
     Senior Vice President and Controller of CCI from November 2000 to October
     2001.

(4) Mr.  Mertes  acted as  President  and Chief  Executive  Officer  of the
    Company during 1999 and 2000 and during 2001 through April 2001. From April
    2001 to September 2001, Mr. Mertes was President and Chief Executive
    Officer of NRV. Mr. Mertes retired from his executive positions in September
    2001.

(5) Mr. Lee was the Company's co-Chief Executive Officer from March 2001 to
    April 2001 and was President and Chief Operating Officer of the Company from April 2001 to September 2001. Mr. Lee retired from his executive positions in September 2001.

(6) Mr.  Siegler was Chief  Executive  Officer from April 2001 to September
    2001, at which time he resigned his executive position. Portions of Mr. Siegler's salary and bonus earned for the fiscal years shown in the table were paid to Mr. Siegler in the following fiscal year.


Compensation Committee Interlock and Insider Participation

                  Compensation decisions during the fiscal year ended December 31, 2001 were made by the Company's Compensation Committee and by the Board of Directors, which included Bradley C. Albrechtsen, President and Chief Executive Officer of the Company since September 2001, and Wayne M. Mertes and Robert B. Lee, both of whom were executive officers of the Company through September 2001. Neither Mr. Albrechtsen, Mr. Mertes nor Mr. Lee participated in Board deliberations or voting concerning their compensation, which had been established by their respective employment agreements.

Employment Agreements

                  In August 1999, the Company entered into an employment agreement with Bradley C. Albrechtsen, then the Company's Chief Financial Officer and currently the Company's President and Chief Executive Officer. Mr. Albrechtsen's employment agreement expired on December 31, 2001. Pursuant to the agreement, Mr. Albrechtsen received an annual base salary of $142,000 for 2001. In addition, the agreement provided that Mr. Albrechtsen would receive an annual bonus based upon the attainment of certain financial targets for the Company up to a maximum of 45% of his aggregate salary received from the Company for such year.

                  The Company was also party to an employment agreement with Mr. Mertes entered into in January 2000 (and subsequently amended in March 2001) which expired on December 31, 2001. Pursuant to his employment agreement, as amended, Mr. Mertes, formerly the Company's President and Chief Executive Officer, received an annual salary of $283,400 in 2001 and did not receive any bonus in 2001. Mr. Mertes retired from his executive positions in September 2001. Mr. Mertes remains a director of the Company and was a consultant to the Company from September 2001 through December 31, 2001. In connection with Mr. Mertes' prior employment agreement, the Company and Mr. Mertes entered into a split dollar life insurance arrangement in October 1998 in which an insurance policy in the face amount of $2,950,000 was taken out by the Company on the life of Mr. Mertes. The Company has agreed to pay the annual premium thereof of not greater than $150,000 per year for five years. The Company and Mr. Mertes have agreed that the Company shall own the cash value of the policy and that the Company will be entitled to withdraw from the policy $92,601 per annum until the aggregate premiums paid by the Company to the insurance carrier are repaid to the Company. To ensure the repayment of the aggregate premiums paid by Company, the Company is entitled to receive from the policy's death benefits the greater of the aggregate premiums not yet repaid and the then cash value of the policy.

                  In January 2000, CCI entered into an employment agreement with Robert B. Lee, formerly the Company's President and Chief Operating Officer, which expired on December 31, 2001. Mr. Lee retired from his executive positions at the Company in September 2001. Mr. Lee remains a director of the Company and was a consultant to the Company from September 2001 through December 31, 2001. Pursuant to his employment agreement, Mr. Lee received an annual salary of $210,000 in 2001 and did not receive any bonus in 2001.

Stock Option Plans

                  1993 Stock Option Plan

                  In August 1993, the Company adopted and approved the 1993 Stock Option Plan (the "August 1993 Plan"). The August 1993 Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The August 1993 Plan provides for the award of options to purchase up to 450,000 shares of Common Stock, of which 200,800 were subject to outstanding options as of December 31, 2001. The August 1993 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has, subject to the provisions of the August 1993 Plan, full authority to select Company individuals eligible to participate in the August 1993 Plan, including officers, directors (whether or not employees) and consultants. The August 1993 Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Code) and non-incentive stock options. Options granted pursuant to the August 1993 Plan will have such vesting schedules and expiration dates as the Compensation Committee shall establish in connection with each participant in the August 1993 Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. During the year ended December 31, 2001, no options were granted under the August 1993 Plan.

                  1993 Option Plan

                  In November 1993, the Company adopted and approved the 1993 Option Plan (the "November 1993 Plan"). The November 1993 Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The November 1993 Plan provides for the award of options to purchase up to 348,750 shares of the Company's Common Stock, of which 101,250 were subject to outstanding options as of December 31, 2001. The November 1993 Plan is administered by the Company's Board of Directors, which has, subject to the provisions of the November 1993 Plan, full authority to select Company individuals eligible to participate in the November 1993 Plan, including officers, directors (whether or not employees) and consultants. The November 1993 Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Code) and non-qualified stock options. Options granted pursuant to the November 1993 Plan will have such vesting schedules and expiration dates as the Board of Directors shall establish in connection with each participant in the November 1993 Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. During the year ended December 31, 2001, no options were granted under the November 1993 Plan.

                  1995 Stock Option Plan

                  In September 1995, the Company adopted and approved the 1995 Stock Option Plan (the "1995 Option Plan"). The 1995 Option Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The 1995 Option Plan provides for the award of options to purchase up to 225,000 shares of Common Stock, of which 85,833 shares were subject to outstanding options as of December 31, 2001. The 1995 Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has, subject to the provisions of the 1995 Option Plan, full authority to select Company individuals eligible to participate in such plan, including officers, directors (whether or not employees) and consultants. The 1995 Option Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Code) and non-incentive stock options. Options granted pursuant to the 1995 Option Plan will have such vesting schedules and expiration dates as the Compensation Committee shall establish in connection with each participant in the 1995 Option Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. During the year ended December 31, 2001, no options were granted under the 1995 Option Plan.

                  1996 Stock Option Plan

                  In October 1996, the Company's Board of Directors adopted and approved the 1996 Stock Option Plan (the "1996 Option Plan"). The 1996 Option Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The 1996 Option Plan provides for the award of options to purchase up to 675,000 shares of Common Stock, of which 247,500 shares were subject to outstanding options as of December 31, 2001. The 1996 Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has, subject to the provisions of the 1996 Option Plan, full authority to select Company individuals eligible to participate in such plan, including officers, directors (whether or not employees) and consultants. The 1996 Option Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Code) and non-incentive stock options. Options granted pursuant to the 1996 Option Plan will have such vesting schedules and expiration dates as the Compensation Committee shall establish in connection with each participant in the 1996 Option Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. During the year ended December 31, 2001, no options were granted under the 1996 Option Plan.

                  1997 Stock Option Plan

                  In June 1997, the Company's Board of Directors adopted and approved the 1997 Stock Option Plan (the "1997 Option Plan"). The 1997 Option Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The 1997 Option Plan provides for the award of options to purchase up to 900,000 shares of Common Stock, of which 607,793 shares were subject to outstanding options as of December 31, 2001. The 1997 Option Plan is administered by the Board of Directors or, at its option, a committee of the Board of Directors. The Board (or a designated committee) has, subject to the provisions of the 1997 Option Plan, full authority to select Company individuals eligible to participate in such plan, including officers, directors (whether or not employees) and consultants. The 1997 Option Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Code) and non-incentive stock options. Options granted pursuant to the 1997 Option Plan will have such vesting schedules and expiration dates as the Board (or a designated committee) shall establish in connection with each participant in the 1997 Option Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. During the year ended December 31, 2001, no options were granted under the 1997 Option Plan.

                  1999 Stock Option Plan

                  The Company's Board of Directors adopted and approved the 1999 Stock Option Plan in April 1999 and the amended and restated 1999 Stock Option Plan in April 2000 and again in April 2001 (together, the "1999 Option Plan"). The 1999 Option Plan is designed to serve as an incentive for retaining qualified and competent directors, employees and consultants. The 1999 Option Plan provides for the award of options to purchase up to 1,150,000 shares of Common Stock, of which 952,230 shares were subject to outstanding options as of December 31, 2001. The 1999 Option Plan is administered by the Compensation Committee. The Compensation Committee has, subject to the provisions of the 1999 Option Plan, full authority to select Company individuals eligible to participate in such plan, including officers, directors (whether or not employees) and consultants. The 1999 Option Plan provides for the awarding of incentive stock options (as defined in Section 422 of the Code) and non-incentive stock options. Options granted pursuant to the 1999 Option Plan will have such vesting schedules and expiration dates as the Compensation Committee shall establish in connection with each participant in the 1999 Option Plan, which terms shall be reflected in an option agreement executed in connection with the granting of the option. During the year ended December 31, 2001, 325,200 options were granted under the 1999 Option Plan.

Options Granted During Fiscal Year Ended December 31, 2001

                  The following table sets forth certain information concerning options granted during the fiscal year ended December 31, 2001 to the Named Individuals.




                                                                                                Potential realizable value
                                                                                                at assumed annual rates of
                                                                                               stock price appreciation for
                                       Individual  Grants                                             option term (1)
                                        ----------------                                             ---------------


                                            Percent of total
                                            options/SARs       Exercise or
                                            granted to         base price
                               Options      employees in         ($/Sh)         Expiration
           Name                Granted      fiscal year(2)                        date            5% ($)            10% ($)
           ----                -------      --------------      --------         --------        --------          --------
Bradley C. Albrechtsen          15,000          4.6%            $12.825          7/27/06          53,150           117,447
Mark D. Andersen                12,250          3.8%            $12,825          7/27/06          43,406            95,915
Wayne M. Mertes                  ---            ---               ---              ---             ---               ---
Robert B. Lee                   15,000          4.6%            $12,825          7/27/06          53,150           117,447
Gary N. Siegler                 30,000          9.2%            $12,825          7/27/06         106,299           234,894
------------------

(1) The 5% and 10% assumed annual rates of appreciation are mandated by rules of the Securities and Exchange Commission and do not reflect estimates or projections of future Common Stock prices. There can be no assurance that the amounts reflected in this table will be achieved.

(2) This percentage is based on the total number of options granted to the Company's employees during the year ended December 31, 2001. All options granted to the Named Individuals vest in three equal annual installments on the first, second and third anniversaries of the date of grant.



Option Values

                  The following table sets forth, as of December 31, 2001, the number of options and the value of exercised and unexercised options held by the Named Individuals.



                                                                                               Value of Unexercised
                                                         Number of Unexercised                in-the-money Options at
                                                         Options at Dec. 31, 2001              Dec. 31, 2001($)(1)
                                                           ----------------                     -------------------

                             Shares
                           Acquired in        Value
         Name             Exercise (#)    Realized ($)    Exercisable    Unexercisable     Exercisable    Unexercisable
                          ------------    ------------    -----------    -------------     -----------    -------------
Bradley C.
   Albrechtsen                1,100           3,641          22,666          29,334            6,066           12,134
Mark D. Andersen              6,100          12,243          14,333          19,417            3,250            6,500
Wayne M. Mertes                ---             ---          491,833          48,667        1,480,885           41,600
Robert B. Lee                  ---             ---            6,666          28,334            8,666           17,334
Gary N. Siegler              11,200          15,568         514,044               0          657,980                0
-------------------

(1) On December 31, 2001, the last trading day of the year 2001, the last reported sales price for the Common Stock on the New York Stock Exchange was $9.80.


Compensation Committee Report on Executive Compensation

                  The Compensation Committee (established by the Board of Directors in May 1998) continued in 2001 its function of reviewing and making recommendations to the Board regarding salaries, compensation and benefits of executive officers and key employees of the Company, including the granting of stock options. The Committee consists solely of directors who are not employees of the Company. Prior to the establishment of the Compensation Committee, the full Board of Directors reviewed and made all decisions regarding the compensation of the Company's executive officers and employees, based upon the recommendations of the Company's executive officers.

                  Compensation of the Company's executive officers and key employees consists of three components: base salary, annual bonuses and long-term incentive awards in the form of stock options. Base compensation levels have been developed in order to attract and retain executives and key employees based on their level of responsibility within the Company. Historically, the Company has positioned salaries, together with target bonuses and stock options, at median compensation levels for comparable positions and responsibilities in the market. Individual salaries may be higher or lower, based on the qualifications and experience of the individual as well as Company performance. Base salaries have been subject to periodic review and adjustment and annual salary adjustments have been made based on the factors described above. Bonuses and stock option grants closely link executive pay with performance in areas key to the Company's operating success. These areas include sales growth, earnings per share growth, return on average equity and total shareholder return performance. The Company has granted bonuses and stock options to executives and employees based upon subjective and objective performance criteria relating to both the Company and the individual, including the level of Company revenues and earnings and a comparison with the operating results of the Company's peer group, a person's responsibility level and other performance targets.

                  In 2001, the Compensation Committee retained the nationally recognized executive compensation consulting firm of William M. Mercer, Incorporated ("Mercer") to advise it with respect to executive and employee compensation and other related matters for the year 2001. In July 2001, Mercer presented a report to the Compensation Committee in which Mercer provided benchmark information on the senior executive positions with respect to both an industry peer group and published compensation and proprietary survey information. Mercer also compared the Company's financial performance to the same peer group and assessed the pay and performance relationship thereof.

                  Compensation of Chief Executive Officer. In August 1999, the Company entered into an employment agreement with Bradley C. Albrechtsen, then the Company's Chief Financial Officer and currently the Company's President and Chief Executive Officer. Pursuant to the agreement, Mr. Albrechtsen received an annual base salary of $142,000 for 2001. In addition, the Company was required to pay Mr. Albrechtsen an annual bonus based upon the attainment of certain financial targets for the Company up to a maximum of 45% of his aggregate salary received from the Company for such year. In light of the Company's negative operating performance during 2001, no annual bonus was awarded to the Company's executive officers, including Mr. Albrechtsen. See "Management of the Company -- Employment Agreements." In December 2001, the Compensation Committee agreed to increase Mr. Albrechtsen's 2002 salary to $220,000, in recognition of Mr. Albrechtsen's promotion from Chief Financial Officer to President and Chief Executive Officer in 2001 and his accompanying added responsibilities, as well as his significant efforts beginning in the fourth quarter of 2001 to reverse the Company's negative operating performance. Mr. Albrechtsen was also awarded options to purchase 15,000 shares of the Company's Common Stock during 2001. For the reasons stated above, the Committee believes that Mr. Albrechtsen's increase in compensation and this option award were appropriate.

                  The Company established the 1993 Stock Option Plan, 1995 Stock Option Plan, 1996 Stock Option Plan and 1999 Stock Option Plan, which are administered by the Compensation Committee, and the 1993 Option Plan and 1997 Stock Option Plan, which are administered by the Board. See "Management of the Company -- Stock Option Plans." The Company adopted these stock option plans in order to create incentives for retaining qualified and competent employees and maximizing long-term stockholder values. Option grants under the 1999 Stock Option Plan were based on the recommendations of the Compensation Committee's consultants, William M. Mercer, Incorporated. The Compensation Committee intends to examine and evaluate the performance of the Company's officers and employees, through discussions with senior management and otherwise, and make recommendations to the Board of Directors with respect to base salary, bonuses and any other elements of compensation in light of an overriding Company philosophy linking pay and performance.

                                    COMPENSATION COMMITTEE
                                    Stephen M. Davis
                                    Doy B. Henley
                                    Greg McCaffery

Report of the Audit Committee

         The Audit Committee members are Neil H. Koffler, Doy B. Henley and Greg McCaffery. The Audit Committee assists the Board of Directors in monitoring the integrity of the Company's financial statements, the Company's compliance with legal requirements and the Company's internal and external auditors.

         The Audit Committee has reviewed and discussed the Company's audited consolidated balance sheets as of December 31, 2001 and 2000 and consolidated statements of income, cash flows and stockholders' equity for the three years ended December 31, 2001 with the Company's management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by Statement Auditing Standards No. 61 (concerning the accounting methods used in the financial statements).

         The Audit Committee has also received and reviewed written disclosures and the letter from PricewaterhouseCoopers LLP required by Independent Standards Board No. 1 (concerning matters that may affect an auditor's independence) and has discussed with PricewaterhouseCoopers LLP their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                    AUDIT COMMITTEE

                                    Neil H. Koffler
                                    Doy B. Henley
                                    Greg McCaffery

Performance Graph

                  Set forth below is a graph comparing cumulative total stockholder returns (assuming reinvestment of dividends) of the Company; the CRSP Total Return Index for the NYSE/AMEX/Nasdaq Stock Market (US Companies), comprising all domestic shares traded in the New York Stock Exchange, American Stock Exchange and Nasdaq Stock Market; and a self-determined peer group of seven companies. The graph assumes $100 invested on December 31, 1996 in the Company and in each of the indices. The performance shown in the graph is not necessarily indicative of future performance.

                                [Graph omitted]
                  [Values represented by the following table]

                                  [LINE GRAPH]

CR5SP Total Returns Index for:      12/1996   12/1997   12/1998   12/1999   12/2000   12/2001
------------------------------      -------   -------   -------   -------   -------   -------
National R.V. Holdings, Inc.         100.00    224.8     264.1     197.4    118.6      100.5
NYSE/AMEX /Nasdaq Stock
 Market (U.S. Companies)             100.00    130.9     161.5     202.4    179.4      160.3
Self-Determined Peer Group           100.00    131.1     141.0     123.5     83.7      138.8


Companies in the Self-Determined Peer Group
     COACHMEN INDUSTRIES INC                      FLEETWOOD ENTERPRISES INC
     MONACO COACH CORP                            REXHALL INDUSTRIES INC
     THOR INDUSTRIES INC                          WINNEBAGO INDUSTRIES INC

NOTES:

     A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

     C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

     D.   The index level for all series was set to $100.0 on 12/31/1996.

Certain Relationships and Related Party Transactions

                  Mr. Robert B. Lee, currently a director of the Company and formerly an executive officer of the Company, is a partner in a joint venture which is a party to a lease agreement with the Company's CCI subsidiary. Pursuant to the agreement, CCI leases from the joint venture a parcel of property constituting a majority of CCI's manufacturing facilities. During the year ended December 31, 2001, the Company paid $1.27 million under the lease agreement. The lease agreement calls for future payments totaling approximately $5.0 million through October 31, 2005.

                  Heller Ehrman White & McAuliffe LLP, a law firm in which Mr. Stephen M. Davis, the Secretary and a director of the Company, is a shareholder, performed legal services for the Company for which it was paid fees of $199,000 for the year ended December 31, 2001.

                              VOTING SECURITIES AND
                            PRINCIPAL HOLDERS THEREOF

                  The following table set forth as of April 1, 2002 the number and percentage of shares of Common Stock held by (i) each of the executive officers and directors of the Company, (ii) all persons who are known by the Company to be the beneficial owners of, or who otherwise exercise voting or dispositive control over, five percent or more of the Company's outstanding Common Stock and (iii) all of the Company's present executive officers and directors as a group:





                                                                      Common Stock            Percentage of
Beneficial Owner                                                        Owned(1)               Outstanding
----------------                                                       --------                -----------

Bradley C. Albrechtsen(2)                                              28,766                      *

Mark D. Andersen(3)                                                    16,650

Stephen M. Davis (4)                                                   47,840                      *

Doy B. Henley(5)                                                        9,000                      *

Neil H. Koffler (6)                                                    64,286                      *

Robert B. Lee (7)                                                     417,702                     4.3%

Greg McCaffery(8)                                                       9,162                      *

Wayne M. Mertes (9)                                                   816,615                     8.0%

Gary N. Siegler (10)                                                  727,845                     7.1%

FMR Group(11)                                                         971,300                    10.0%

Wellington Management Company LLP (12)                                703,000                     7.2%

Dimensional Fund Advisors Inc. (13)                                   655,700                     6.7%

J. P. Morgan Chase & Co. (14)                                         580,375                     6.0%

All executive officers and directors as a group (8 in              1,410,0211                    13.6%
number) (2)(3)(4)(5)(6)(7)(8)(9)
---------------------
 *       Less than one percent.



(1) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them.

(2) Includes 27,766 shares underlying outstanding options exercisable immediately or within 60 days.

(3) Includes 16,650 shares underlying options exercisable immediately or within 60 days and 150 shares owned by Mr. Andersen's wife.

(4) Includes 41,875 shares underlying outstanding options exercisable immediately or within 60 days. Includes 60 shares owned by Mr. Davis' son for which Mr. Davis disclaims beneficial ownership.

(5) Includes 8,000 shares underlying outstanding options exercisable immediately or within 60 days.

(6) Includes 61,958 shares underlying outstanding options exercisable immediately or within 60 days held by Mr. Koffler.

(7) Includes 6,666 shares underlying options exercisable immediately or within 60 days. Excludes 152,470 shares of Common Stock owned by Mr. Lee's wife, Mrs. Terry N. Lee, for which Mr. Lee disclaims beneficial ownership. Mr. Lee's business address is c/o Country Coach, Inc., 135 East First Street, Junction City, Oregon 97448.

(8) Includes 8,000 shares underlying outstanding options exercisable immediately or within 60 days.

(9) Includes 508,500 shares underlying outstanding options exercisable immediately or within 60 days and excludes 3,750 shares of Common Stock owned by Mr. Mertes' wife, Mrs. Mamie M. Mertes, for which Mr. Mertes disclaims beneficial ownership. Mr. Mertes' business address is c/o National R.V., Inc., 3411 N. Perris Blvd., Perris, California 92571.

(10) Includes (i) 514,044 shares underlying outstanding options held by Mr. Siegler exercisable immediately or within 60 days, (ii) 42,057 shares of Common Stock owned by The Gary N. Siegler Foundation, which shares Mr. Siegler is deemed to beneficially own, and (iii) 143,274 shares of Common Stock owned by certain other entities, which shares Mr. Siegler is deemed to beneficially own because Mr. Siegler controls dispositive and voting power for the shares owned by such entities. Mr. Siegler's business address is c/o Siegler & Co. Inc., 630 Fifth Avenue, New York, New York.

(11) As reported in a Schedule 13G filed with the SEC on behalf of FMR Group and certain other parties on February 14, 2002.

(12) As reported in an Amendment No. 1 to Schedule 13G filed with the SEC by Wellington Management Company LLP on February 12, 2002.

(13) As reported in an Amendment No. 1 to Schedule 13G filed with the SEC by Dimensional Fund Advisors Inc. on February 12, 2002.

(14) As reported in an Amendment No. 1 to Schedule 13G filed with the SEC by J. P. Morgan Chase & Co. on February 14, 2002.

                                  OTHER MATTERS

                  The Board of Directors is not currently aware of any other matters to be transacted at the Annual Meeting. However, if any other matter should properly come before the Annual Meeting or any adjournment thereof, the persons named in the accompanying proxy intend to vote on such matters as they, in their discretion, may determine, subject, in any event, to the requirements of Delaware Law.

                  The Company will bear all costs of soliciting proxies in the accompanying form. Solicitation will be made by mail, and officers of the Company may also solicit proxies by telephone or personal interview. In addition, the Company expects to request persons who hold shares in their names for others to forward copies of this proxy soliciting material to them and to request authority to execute proxies in the accompanying form, and the Company will reimburse such persons for their out-of-pocket and reasonable clerical expenses in doing this.

                              FINANCIAL STATEMENTS

                  The Company's audited financial statements for the year ended December 31, 2001 and certain other related financial and business information of the Company are contained in the Company's 2001 Annual Report to Stockholders being mailed by the Company to its stockholders with this Proxy statement.

                             STOCKHOLDERS' PROPOSALS

                  Any proposal which an eligible stockholder wishes to include in the proxy or information statement for the 2003 Annual Meeting of Stockholders must be received by the Company at its principal executive offices at 3411 N. Perris Boulevard, Perris, California 92571, not later than December 31, 2002.


                                        By Order of the Board of Directors




                                        Stephen M. Davis, Secretary

Dated: April 30, 2002

                    NATIONAL R.V. HOLDINGS, INC.

            PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON JUNE 3, 2002

         The undersigned hereby appoints Mark D. Andersen and Bradley C. Albrechtsen proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of National R.V. Holdings, Inc., a Delaware Corporation (the "Company"), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Monday, June 3, 2002 at 9:00 a.m., Pacific Standard Time, at the Company's headquarters located at 3411 N. Perris Boulevard, Perris, California 92571, or any adjournments or postponements thereof, with all the powers the undersigned would have if personally present on the following matters:



1.       Election of the following                           WITHHOLD
         nominees to serve as                                AUTHORITY
         Class I Directors until               FOR           to vote
         the 2005 Annual Meeting of            all           for all
         Stockholders.                         nominees      nominees
                                               [   ]          [   ]

         NOMINEES:         Bradley C. Albrechtsen and Wayne M. Mertes


         INSTRUCTIONS:     To withhold  authority to vote for any
individual  nominee,  write that nominee's name in the space provided below.
------------------------------------------------------------

2.       Proposal to ratify and
         approve the selection by the
         Board of Directors of
         PricewaterhouseCoopers LLP            FOR       AGAINST     ABSTAIN
         as the Company's independent          [  ]       [   ]        [  ]
         public accountants for the fiscal
         year to end December 31, 2002.

3. In their discretion, the above-named proxies are authorized to vote in accordance with their own judgment upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         This proxy when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is indicated, this proxy will be voted "FOR" the election of all nominees for Directors in Item 1 and "FOR" Item 2 and the proxies will use their discretion with respect to any matters referred to in Item 3.

         The undersigned stockholder(s) acknowledges receipt of an accompanying Notice of Annual Meeting of Stockholders and accompanying Proxy Statement dated April 30, 2002.

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Dated:   , 2002

Signature(s):
              ------------------------------------------------

(Note: Please complete, date and sign exactly as your name appears hereon. When signing as attorney, administrator, executor, guardian, trustee or corporate official, please add your title. If shares are held jointly, each holder should sign.)


                                    RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

                       HELLER EHRMAN WHITE & McAULIFFE LLP
                               120 W. 45th Street
                            New York, New York 10036


                                 April 30, 2002

VIA EDGAR
----------
Securities and Exchange Commission
450 Fifth Avenue, N.W.
Washington, D.C.  20549
Attention: Filing Desk

               Re:      National R.V. Holdings, Inc.

                        Definitive Proxy Statement

Dear Ladies and Gentlemen:

                  On behalf of National R.V. Holdings, Inc., a Delaware corporation (the "Company"), I enclose for filing with the Securities and Exchange Commission (the "Commission") pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934 (the "Exchange Act") a definitive copy of (1) the Company's Proxy Statement relating to its 2002 Annual Meeting, (2) a Notice of Annual Meeting and (3) the Proxy Card. No fee is required in connection with this filing.

                  Pursuant to Rule 14a-6(d) under the Exchange Act, we hereby advise you that the Company anticipates releasing definitive copies of the proxy materials to its stockholders on or about April 30, 2002.

                  If we can respond to any comments or questions, please do not hesitate to contact the undersigned or Stephen M. Davis of this firm, collect, at (212) 832-8300.

                                         Sincerely,

                                         /s/ Peter DiIorio

                                         Peter DiIorio

Enclosures